UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2010
Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas	78701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 30, 2010, Astrotech Space Operations (“ASO”), a subsidiary of Astrotech Corporation, entered into a $2.0 million credit facility with a commercial bank. The agreement was the third amendment to the original loan agreement entered into on February 6, 2008. The credit facility terminates on February 6, 2011 and carries an interest rate of prime plus 0.75% (but not less than 5.0%). The assets of ASO, including eligible accounts receivable, serve as collateral. Financial covenants remain the same as the February 6, 2008 agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Third Amendment to Loan Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION
By:	/s/ Thomas B. Pickens, III
	Name:	Thomas B. Pickens, III
	Title:	Chairman of the Board and Chief Executive Officer
Date: April 1, 2010

EXHIBIT INDEX

Paper (P) or
Exhibit No.	Description	Electronic (E)

99.1	Third Amendment to Loan Agreement	E